                              PURCHASE AGREEMENT

                                     Dated

                               October 12, 1990

                                     among

                   BRIGHT HORIZONS CHILDREN'S CENTERS, INC.,
                    a Delaware corporation (the "Company"),

               JOHN M. REYNOLDS, ANNE WHITMAN and DOUGLAS WOODEN
                               (the "Founders")

                                      and

               ROGER H. BROWN and LINDA A. MASON (the "Officers")

                                      and

          the investing entities whose names appear at the end hereof
                               (the "Investors")


                                  INTRODUCTION

     The Company wishes to issue and sell and the Investors wish to purchase shares of the Series C Convertible Preferred Stock, $.01 par value (the "Series C Preferred Stock"), of the Company and warrants (the "Warrants") to purchase shares of the Company's Common Stock, $.01 par value ("Common Stock").

                              TERMS AND CONDITIONS

ARTICLE I.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company (which term shall include for the purpose of this Article I any subsidiary of the Company unless the context otherwise requires) represents and warrants to the Investors that:

     Section 1.01.  Corporate Existence and Power; Certificate of Incorporation.
     ------------   -----------------------------------------------------------
The Company is a corporation duly incorporate validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate and other power and authority to conduct its business and own its properties as now conducted and owned. The Company is duly licensed or qualified as a foreign corporation authorized to do business in each jurisdiction, except in the

Commonwealth of Virginia, wherein the character of the property owned or leased, or the nature of the activities conducted, by it makes such qualification necessary, except where the failure to so qualify does not materially affect the business, properties or condition of the Company. The Company has no subsidiaries and owns no capital stock or other securities of any other entity, except that the Company holds all of the issued and outstanding capital stock of Bright Horizons of Glastonbury, Inc., a Connecticut corporation. True and correct copies of the Certificate of Incorporation and By-Laws of the Company as now in effect have been furnished to the Investors or their counsel.

     Section 1.02.  Power and Authority of Company Relative to this Transaction.
     ------------   -----------------------------------------------------------
The Company has full power and authority and has taken all required corporate and other action necessary to permit it to execute and deliver this Agreement and to carry out the terms of this Agreement and all other documents or instruments required hereby, including the issuance and sale of the Series C Preferred Stock and the Warrants to the Investors, and none of such actions will violate any provision of the Certificate of Incorporation or By-Laws of the Company, or any provision of law, or will result in the breach of or constitute a default under any agreement or instrument to which the Company is a party or by which it is bound.

     Section 1.03.  Financial Statements.  The Company has furnished to the
     ------------   --------------------
Investors a draft of the audited balance sheet of the Company as of June 30, 1990, and the related statements of operations, stockholders' equity and changes in financial position of the Company for the year ended June 30, 1990 and the unaudited balance sheet of the Company as of August 31, 1990 (the "Balance Sheet") and the related statements of operations, stockholders, equity and changes in financial position of the Company for the two months ended August 31, 1990. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company as of June 30, 1990 and August 31, 1990, respectively, and the results of operations and changes in financial position for the year ended June 30,1990 and the two months ended August 31, 1990, respectively. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property and affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

     Section 1.04.  Events Subsequent to the Date of the Balance Sheet.  Except
     ------------   --------------------------------------------------
as set forth on Exhibit 1.04, since the date of the Balance Sheet, the Company
                ------------
has not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other security, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or cancelled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     Section 1.05.  Litigation.  There are no suits, proceedings or governmental
     ------------   ----------
investigations pending or threatened in writing against or pertaining to the Company or any of the Founders or Officers in connection with the business or affairs of the Company, and the Company knows of no basis for the successful prosecution of any such suit, proceeding, or investigation. Except as set forth in Exhibit 1.05, the Company has not received written notice of any suit,
   ------------
proceeding or governmental investigation against the Company since the date of its incorporation.

     Section 1.06.  Titles.  Except as set forth in Exhibit 1.06, the Company
     ------------   ------                          ------------
has good and marketable title to all of the properties and assets on the Balance Sheet or acquired by it since the date thereof (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet) free and clear of all mortgages, liens and encumbrances. The Company enjoys quiet possession under all leases to which it is a party as lessee, and all such leases are valid, subsisting and in full force and effect.

     Section 1.07.  Tax Returns and Payments.  The Company has properly filed
     ------------   ------------------------
all necessary federal, state and local tax returns and paid all federal, state and local taxes shown to be due thereon.

     Section 1.08.  Licenses, Compliance with Law, Other Agreements, etc.  The
     ------------   ----------------------------------------------------
Company has all necessary franchises, permits, licenses and other rights to allow it to conduct its business as presently conducted and, except as set forth on Exhibit 1.08, as proposed to be conducted, and is not in violation of any order or decree of any court, or of any law, order or regulation of any governmental authority, or of the terms of any of its franchises, licenses or permits, or of the provisions of its Certificate of Incorporation or By-Laws or of any contract or agreement to which it is a party or by which it may be bound, and neither this Agreement nor the transactions contemplated hereby will result in any such violation.

     Section 1.09.  Disclosure.  Neither this Agreement nor any other written
     ------------   ----------
statement, including, without limitation, the Business Plan of the Company dated August, 1990 (the "Business Plan"), furnished by or on behalf of the Company to the Investors in connection with this Agreement and the transactions contemplated hereby contains any untrue statement of any material fact or omits to state any material fact necessary in order to make the statements contained herein or therein complete and not misleading. There is no fact known to the Company which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, operations, affairs or condition of the Company or any of its properties which has not been set forth in this Agreement or in an Exhibit hereto or in the other documents, certificates or written statements heretofore furnished to the Investors by or on behalf of the Company in connection with the transactions contemplated hereby.

     Section 1.10.  Government Approvals.  Each order, consent, approval or
     ------------   --------------------
authorization of, or declaration or filing with, any governmental authority necessary in connection with the execution and delivery of this Agreement, or the negotiation, offer, issue, sale and delivery of the Series C Preferred Stock and the Warrants pursuant hereto has been obtained or made and is in full force and effect.

     Section 1.11.  Capitalization. The authorized capital of the Company
     ------------   --------------
consists of 15,000,000 shares of Common Stock, 600,000 shares of Series A Convertible Preferred Stock, $.01 par value ("Series A Preferred Stock"), 600,000 shares of Series B Convertible Preferred Stock, $.01 par value ("Series B Preferred Stock") and 553,663 shares of Series C Convertible Preferred Stock, $.01 par value ("Series C Preferred Stock"), of which 1,439,850 shares of Common Stock, 600,000 shares of Series A Preferred Stock and 600,000 shares of Series B Preferred Stock are issued and outstanding and owned of record by the persons listed on Exhibit 1.11 hereto. The Series A Preferred Stock, the Series B
          ------------
Preferred Stock and the Series C Preferred Stock are hereinafter collectively referred to as the "Preferred Stock". After the Closing contemplated by this Agreement, 553,663 shares of Series C Preferred Stock will be issued and outstanding, all of which will be held by the Investors and the officers. The Company has reserved the following shares of Common Stock: (i) 1,060,150 shares for issuance upon exercise of employee stock options under the Company's 1987 Stock Plan, (ii) 3,000,000 shares of issuance upon conversion of the Series A Preferred Stock, (iii) 3,000,000 shares for issuance upon conversion of the Series B Preferred Stock, (iv) 2,768,315 shares for issuance upon conversion of the Series C Preferred Stock, (v) 415,245 shares for issuance upon exercise of the warrants and (vi) 420,000 shares of Common Stock for issuance upon exercise of warrants (the "Bridge Warrants") to purchase shares of Common Stock issued by the Company on July 13, 1990 to certain of the Investors, as listed in Exhibit
                                                                       -------
1.11. As far as the Company is aware, there are no existing options, warrants,
----
calls, pledges, liens, transfer restrictions (other than those imposed by federal and state securities laws) or commitments of any character relating to any issued or unissued shares of the Company, except as set forth in this Agreement, the Stockholders Agreement referred to in Section 6.03 and Exhibit
                                                                      -------
1.11 hereto.  There are no preemptive or other preferential rights applicable to
----
the issuance and sale the Company's Preferred Stock or Common Stock, except as set forth in this Agreement, in the Series B Preferred Stock Purchase Agreement dated October 12, 1988 (the "Series B Purchase Agreement") between the Company, the Founders, the Officers, the purchasers of Series B Preferred Stock named therein (the "Series B Investors') and the purchasers of Series A Preferred Stock (the "Series A Investors") and in

Exhibit 1.11 hereto. All of the outstanding Common Stock, Series A Preferred
------------
Stock and Series B Preferred Stock is, and upon issuance and payment therefor in accordance with the terms of this Agreement, all of the authorized Series C Preferred Stock and the Warrants to be issued hereunder and the Common Stock issuable upon exercise of the Warrants, will be, validly issued, fully-paid and nonassessable. Assuming the accuracy of the representations of the Investors, the Series A Investors and the Series B Investors made to the Company, all shares of the Preferred Stock, Common Stock and the Warrants have been issued in compliance with applicable Federal and state securities laws or exemptions therefrom. Except as provided in this Agreement, in the Series B Purchase Agreement and in Exhibit 1.11 hereto, no registration rights under the
                 ------------
Securities Act of 1933, as amended (the "1933 Act"), have been granted by the Company with respect to shares of its capital stock.

     Section 1.12. Patents, Trademarks, etc.  The Company owns or possesses all
     ------------  ------------------------
patents, trademarks, service marks, trade names, copyrights or licenses or rights to the foregoing necessary for the conduct the Company's business as presently conducted and as proposed to be conducted, without any known conflict with the rights or asserted rights of others.

     Section 1.13. Brokers, etc.  The Company has not dealt with any broker,
     ------------  ------------
finder, commission agent or other similar person in connection with the offer and sale of the Series C Preferred Stock and the Warrants or the transactions contemplated by this Agreement, and the Company is not under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions.

     Section 1.14.  Private Sale.  Neither the Company nor any person on its
     ------------   ------------
behalf has, either directly or through any agent, offered any securities to or solicited any offers to acquire any securities from, or otherwise approached, negotiated or communicated in respect of any securities with, any person so as thereby to require that the offer or sale of such securities (including but not limited to the Preferred Stock, the Warrants and the Common Stock) be registered pursuant to the provisions of Section 5 of the 1933 Act, or the securities laws of any state.

     Section 1.15. Other Agreements of Founders and Officers, etc.  None of the
     ------------  ----------------------------------------------
Founders or Officers is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, including without limitation any non-disclosure or non-competition agreements or legal restrictions on the use by such person of trade secrets or proprietary information of others or any other agreement, contract or commitment which materially and adversely affects, or which in the future may (so far as the Company can now foresee) adversely affect the business or operations of the Company or the right of any such person to participate in the affairs of the Company.

     Section 1.16.  Information Relating to Material Contracts.  Exhibit 1.16 is
     ------------   ------------------------------------------   ------------
a complete and accurate list of all contracts of the following types to which the Company is a party: (a) contracts (written or unwritten) with respect to which the Company has any liability or obligation, contingent or otherwise, or which may otherwise have any continuing effect after the date of this

Agreement, and which involve in any case more than $25,000 or which place any material limitation on the method of conducting or scope of the Company's business, (b) contracts with labor unions, (c) plans pursuant to which benefits are provided to employees of the Company, (d) contracts with officers, directors, or shareholders of the Company, or the spouses or relatives thereof,
(e) any other material contracts, instruments, commitments, plans or arrangements, copies of which would be required to be filed with the Securities and Exchange Commission as an exhibit to a registration statement on Form S-1 if the Company were registering its Common Stock under the 1933 Act, (f) all agreements known to the Company relating to any securities of the Company or rights in connection therewith, and (g) all other contracts to which the Company is a party or by which it is bound which are not in the ordinary course of the Company's business or the performance of which is not expected to be completed prior to 30 days after the date hereof. All the foregoing are herein called "Material Contracts." Such list includes with respect to each listed Material Contract the names of the parties thereto, the date thereof, its title or other general description, and a brief summary of its contents and the amounts involved in connection therewith. Upon request, the Company will furnish to any Investor, at any time prior to or after the Closing, copies of any material Contracts not previously furnished to such Investor and any further information that such Investor may reasonably request in connection therewith.

     Section 1.17.  Employee Retirement Income Security Act of 1974.  The
     ------------   -----------------------------------------------
Company has not incurred (a) any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, or (b) any material liability to the Pension Benefit Guaranty Corporation established under such Act (or any successor thereto under such Act) in connection with any employee benefit plan established or maintained by it; nor has the Company had any tax assessed against it by the Internal Revenue Service for any alleged violation under Section 4975 of the Internal Revenue Code.

     Section 1.18.  Insurance.  The Company carries insurance covering its
     ------------   ---------
properties and business adequate and customary for the type and scope of the properties owned by it and business conducted by it. A schedule of insurance coverage is attached hereto as Exhibit 1.18, all of which insurance is currently
                               ------------
in full force and effect.

     Section 1.19.  Absence of Liabilities.  The Company did not have, as of
     ------------   ----------------------
August 31, 1990, any liabilities of any type, whether absolute or contingent, which in the aggregate exceeded $15,000, which were not fully reflected on the Balance Sheet.

     Section 1.20.  Books and Records.  The books and records of the Company
     ------------   -----------------
accurately and completely reflect in all material respects all information relating to the business of the Company, the nature, acquisition, maintenance and location of the assets of the Company, the nature of all transactions giving rise to the obligations or accounts receivable of the Company, and transactions in the capital stock of the Company.

     Section 1.21.  Leases.  The Company is a party to the leases for real
     ------------   ------
property appearing in Exhibit 1.21, which also sets forth a summary description
                      ------------
of the key terms of such leases.  All
of such leases are valid and subsisting and the Company is not in breach of any of its material obligations under any of such leases.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

     Each of the Investors severally represents and warrants to the Company that:

     Section 2.01.  Power and Authority Relative to this Transaction. Such
     ------------   ------------------------------------------------
Investor has full power and authority and has taken all required corporate or partnership and other action necessary to permit it to execute and deliver and to carry out the terms of this Agreement and all other documents or instruments required hereby.

     Section 2.02.  Purchase for Investment.  Such investor is purchasing the
     ------------   -----------------------
Series C Preferred Stock and the Warrants purchased by it hereunder for investment and not with a view to the distribution thereof, except for registered resales as provided in Article VIII and the transfer contemplated by the last sentence of Section 8.02 hereof. Furthermore, such Investor
                     ------------
acknowledges that in taking the Series C Preferred Stock and the Warrants (a) it must be prepared to continue to bear the economic risk of such investment for an indefinite period of time because such securities (and the Common Stock issuable upon conversion of the Series C Preferred Stock or exercise of the warrants) have not been registered under the 1933 Act and cannot be sold unless they are subsequently registered under the 1933 Act and applicable state laws, or unless exemptions from such registrations are available; (b) routine sales of the Series C Preferred Stock and the Warrants (and the Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the Warrants) made in reliance upon Rule 144 under the 1933 Act can be made only in limited amounts in accordance with the terms and conditions of such Rule; (c) there can be no assurance that the conditions precedent to making sales under such rule will be ,met; and (d) certificates representing the Series C Preferred Stock and the Warrants will bear a restrictive legend referring to the transfer restrictions described herein relating to the 1933 Act in the form set forth in Section 8.01 hereof. Such Investor also acknowledges that neither the Company nor any other person is assuming any obligation to register such securities except the obligations to register the Common Stock of the Company as provided in Article VIII, and such Investor has been advised that neither the Company nor any other person has any present intention to otherwise register the securities. Such Investor further agrees that it will not sell, assign or transfer any of the Series C Preferred Stock or the Warrants acquired pursuant to this Agreement or the Common Stock issuable upon conversion of the Series C Preferred Stock or exercise of the warrants in violation of the 1933 Act or any applicable rule or regulation thereunder.

     Section 2.03.  Receipt of Information.  Such investor has received all
     ------------   ----------------------
information that it has requested from the Company and believes such information is sufficient to make an informed decision with respect to its purchase of the Series C Preferred Stock and the Warrants.
     Section 2.04.  Financial Resources; Knowledge and Experience.  Such
     ------------   ---------------------------------------------
Investor possesses the financial resources to bear the risk of economic loss with respect to its purchase of the Series C Preferred Stock and the warrants. Such Investor has such knowledge and experience in financial and business matters that it is able to evaluate the merits and make an informed investment decision with respect to its purchase of the Series C Preferred Stock and the Warrants.

     Section 2.05.  Brokers Etc. Such Investor has not dealt with any broker,
     ------------   -----------
finder, commission agent or other similar person in connection with the offer and sale of the Series C Preferred Stock and the Warrants or the transactions contemplated by this Agreement and is under no obligation to pay any broker's fee, finder's fee or commission in connection with such transactions.

     Section 2.06.  Business Plan.  Each Investor acknowledges that the Business
     ------------   -------------
Plan represents only the Company's best judgment as of the date thereof as to the matters covered thereby, and does not constitute a warranty or guaranty that any of the results reflected therein can or will be achieved by the Company.

ARTICLE III.  THE INVESTMENT.

     Section 3.01.  The Series C Preferred Stock and Warrants.  Subject to the
     ------------   -----------------------------------------
terms and conditions hereof, including without limitation Section 3.02, and in reliance on the representations and warranties contained herein, the Company shall issue and sell to the Investors, and the Investors shall purchase from the
Company: (i) an aggregate of 553,663 shares of Series C Preferred Stock, each Investor to purchase the number of shares set forth opposite its name in Exhibit
                                                                         -------
3.01 hereto, at a purchase price of $7.4925 per share, and (ii) warrants (the
----
"Warrants"), in the form of Exhibit 3.01A hereto, to purchase an aggregate of
                            -------------
415,245 shares of Common Stock at an exercise price of $0.20, each Investor to purchase Warrants for the number of shares set forth opposite such Investor's name on Exhibit 3.01, at a purchase price of $0.01 per Warrant. The aggregate
        ------------
purchase .price for the shares of Series C Preferred Stock and the Warrants to be purchased by each Investor is set forth on Exhibit 3.01 hereto. The
                                              ------------
capitalized term "Stock", as used in this Agreement, refers to the Series C Preferred Stock sold to the Investors hereunder, the Series A Preferred Stock sold pursuant to the Purchase Agreement dated March 18, 1987 (the "Series A Purchase Agreement") among the Company, the Officers, the Founders and the Series A Investors, the Series B Preferred Stock sold pursuant to the Series B Purchase Agreement, any Common Stock issued upon conversion of any of such Preferred Stock or upon exercise of the Warrants, and any stock issued as a dividend or distribution on or in exchange for any of such Preferred Stock or Common Stock (whether such stock is held by an Investor, a Series A Investor, a Series B Investor or its assignees), but not to other stock of the same class or of any other class which is now or hereafter may be outstanding; provided, however, that upon the sale of any Stock in such a manner that it ceases to be a restricted security as defined in Rule 144 under the 1933 Act, the shares so sold shall no longer be deemed to be Stock for the purposes of Article VIII of this Agreement.

     Section 3.02.  Purchase and Payment for the Series C Preferred Stock and
     ------------   ---------------------------------------------------------
Warrants.  Each of the Investors shall purchase the Series C Preferred Stock and
--------
the Warrants purchased by it hereunder and shall pay in consideration therefor by check, by wire transfer, or by cancellation of indebtedness the total amount set forth opposite such Investor's name on
Exhibit 3.01 at the Closing referred to in Article V. Any such payment by
------------
cancellation of indebtedness shall be accomplished by surrender to the Company by certain of the Investors of Subordinated Term Notes (the "Notes") of the Company issued in the aggregate principal amount of $1,119,999.99 as of July 13, 1990 which Notes shall be valued for purposes of such payment at face value, with interest in the amount of $32,526.03 representing all interest payable with respect thereto from June 29, 1990 through October 12, 1990, such interest being credited toward the purchase price of the Series C Preferred Stock and the Warrants.

ARTICLE IV.  USE OF PROCEEDS.

     The Company agrees to use the proceeds of the sale of the Series C Preferred Stock and the Warrants for its operations as set forth in the Business Plan.

ARTICLE V. THE CLOSING.

     The purchase and sale of the Series C Preferred Stock and the warrants referred to in Article III shall take place at a closing (the "Closing") to be held at the offices of Testa, Hurwitz Thibeault, Exchange Place, 53 State Street, Boston, Massachusetts. The Closing shall occur at 10:00 a.m. local time on October 12, 1990, or at such other place and time as may be mutually agreed upon in writing.

ARTICLE VI.  CONDITIONS OF THE CLOSING.

     The obligations of the Investors to purchase the Series C Preferred Stock and the warrants shall be subject to satisfaction of the following conditions at and as of the Closing:

     Section 6.01.  Issuance of Stock and Warrants.  The Company shall have duly
     ------------   ------------------------------
issued and delivered certificates representing the Series C Preferred Stock and the Warrants to the Investors.

     Section 6.02.  No Condition of Default.  No Condition of Default shall have
     ------------   -----------------------
occurred and be continuing. As used herein, "Condition of Default" shall mean any failure by the Company to comply with any obligation hereunder, unless such failure shall have been cured or waived by all of the Investors.

     Section 6.03.  Stockholders Agreement.  The Company, the Founders, the
     ------------   ----------------------
Officers, the Series A Investors of the Series B Investors and the Investors shall have entered into a Second Amended and Restated Stockholders Agreement in the form of Exhibit 6.03 (the "Stockholders Agreement").
            ------------

     Section 6.04.  Termination of Trust Agreement and Trust Option Agreement.
     ------------   ---------------------------------------------------------
The Company, the Series A Investors, the Series B Investors, the Investors and Joshua Bekenstein as trustee of the trust created by the Trust Agreement dated March 18, 1987, and amended as of

October 12, 1988, between the Company as settlor and Mr. Bekenstein as trustee, shall have terminated such Trust Agreement and the Trust option Agreement dated March 18, 1987, and amended as of October 12, 1988 among Mr. Bekenstein as trustee of such trust, the Series A Investors, and the Series B Investors.

     Section 6.05.  No Adverse Changes.  Prior to the Closing, there shall, in
     ------------   ------------------
the sole opinion of the Investors, be no present or anticipated adverse change in the condition (financial or otherwise), properties, proposed business operations, management, potential competition of, or any matter affecting, the Company or its prospects.

     Section 6.06.  Legal Opinion from Counsel for the Company, etc.  Each of
     ------------   -----------------------------------------------
the Investors shall have received the written opinion of Testa, Hurwitz & Thibeault, counsel for the Company, in the form of Exhibit 6.06, and such other
                                                   ------------
certificates and documents, in each case in form and substance satisfactory to the Investors and their special counsel, with respect to such matters as the Investors or their special counsel may request.

     Section 6.07.  Officer's Certificate re Representations and Warranties,
     ------------   --------------------------------------------------------
Conditions.  The representations and warranties of the Company shall be true at
----------
and as of the Closing, and the Company shall have delivered to each of the Investors a certificate of a principal officer of the Company dated the date of the Closing to that effect and to the effect that each of the conditions to the Closing have been satisfied.

ARTICLE VII.  GENERAL COVENANTS OF THE COMPANY.

     The Company agrees with the Investors (such term to include, for purposes of this Article VII, the Series A Investors and the Series B Investors) to the following covenants:

     Section 7.01.  Expenses of Investors.  The Company will bear all reasonable
     ------------   ---------------------
expenses of the Investors in connection with the negotiation, preparation, execution, performance, amendment or enforcement of this Agreement, including the reasonable fees up to $15,000.00 of Ropes & Gray, special counsel for the Investors, in connection with the negotiation, preparation and execution of this Agreement.

     Section 7.02.  Accounts and Reports.  The Company will furnish to each of
     ------------   --------------------
the Investors which holds at least 25,000 shares of the Preferred Stock (or the number of shares of Common Stock into which such number of shares of Preferred Stock shall have been converted), adjusted appropriately for stock dividends, stock splits, combinations or the like, and to each transferee of an Investor holding at least such number of shares:

     (a) Budget; etc.  Not later than 60 days before the commencement of each
         -----------
fiscal year, the Company shall prepare and submit to each such Investor and to the board of directors of the Company a draft of a business plan for such year and capital and operating expense budgets, projections of sources and applications of funds, balance sheets and profit and loss projections for each month of such fiscal year, all itemized in reasonable detail (including itemization of provisions for compensation of officers and key employees). Any material revisions made in such budgets or projections shall be furnished to each such investor within 10 days after the adoption of such revisions.

     (b) Annual Reports.  As soon as available and in any event within 90 days
         --------------
after the end of each fiscal year, financial statements of the Company including a balance sheet as at the end of such fiscal year and statements of income and retained earnings and of sources and applications of funds for such fiscal year, in each case setting forth in comparative form the figures for the preceding year, together with all notes thereto, prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied and accompanied by the opinion thereon of such firm of independent certified public accountants of recognized national standing as may be selected by the board of directors of the Company. The Company shall use its best efforts to obtain an unqualified opinion of such firm of independent certified public accountants. Such report shall be certified by the chief financial officer of the Company to be complete and accurate in all material respects, to fairly present the financial condition of the Company and to be prepared in accordance with generally accepted accounting principles, consistently applied.

     (c) Monthly Reports.  As soon as available, and in any event within 30 days
         ---------------
after the end of each monthly accounting period other than the last monthly accounting period in any fiscal year, financial statements of the Company including a balance sheet as at the end of such accounting period and statements of income and retained earnings and of sources and application of funds for such accounting period and for the period from the beginning of such fiscal year to the end of such accounting period, and setting forth in comparative form the figures for the budget for such period as presented to the board of directors of the Company pursuant to Subsection 7.02(a), and the figures for the corresponding periods of the preceding fiscal year, prepared in reasonable detail and (except in the case of budget figures) in accordance with generally accepted accounting principles consistently applied, and certified by the chief financial officer of the Company to be complete and accurate in all material respects, to fairly present the financial condition of the Company and to be prepared in accordance with generally accepted accounting principles, consistently applied, except for normal year-end adjustments and except for the omission of footnotes and other disclosures normally required by such principles. Together with such reports, the Company shall furnish to each Investor a summary discussion, signed by a principal officer of the Company, describing the performance of, and any material developments concerning, each of the Company's principal functional areas.

     (d) Audit Reports.  Promptly, and in no event more than 5 business days
         -------------
after receipt thereof, copies of all audit reports, "management letters", so called, and other communications and reports submitted to the Company by independent certified public accountants in connection with each interim or special audit of the books of the Company made by such accountants.

     (e) Stockholder Information, SEC Filings, Etc.  Promptly upon their
         -----------------------------------------
becoming available (and in no event later than they are first sent to security holders, any securities exchange, or the Securities and Exchange Commission), copies (without duplication) of all financial statements, reports, notices and proxy statements sent by the Company to its security holders and all annual, periodic or special reports or registration statements filed by the Company with the Securities and Exchange Commission.

     (f) Reports of Changes in Condition.  Within 10 days after management of
         -------------------------------
the Company has knowledge thereof, written reports of any actual or anticipated adverse change in the Company's operations or financial condition.

     (g) Other Statistical and Financial Reports.  Promptly upon their becoming
         ---------------------------------------
available (and in no event later -than they are first sent to the persons otherwise contractually entitled thereto), copies of all statistical or financial reports required under any other investment or loan agreement to which the Company is a party or by which it may be bound.

     (h) Consulting Reports.  Promptly, and in no event more than 5 business
         ------------------
days after receipt thereof, copies of all material reports delivered to the Company by any consultants or other experts engaged by the Company which address the Company's operations or industry.

     (i) Officer's Certificate.  With each report pursuant to Subsections (b) or
         ---------------------
(c) of this Section 7.02, an Officers Certificate, substantially in the form of
Exhibit 7.02.
------------

     Section 7.03.  Information and Inspection.  The Company will furnish to
     ------------   --------------------------
each Investor which holds at least 25,000 shares of the Preferred Stock (or the number of shares of Common Stock into which such number of shares of Preferred Stock shall have been converted), adjusted appropriately for stock splits, stock dividends, combinations and the like, from time to time with reasonable promptness, upon request, full information pertinent to any covenant, provision, or condition hereof or to any matter in connection with the business of the Company, and, at all reasonable times and as often as any such Investor shall reasonably request, permit any authorized representative designated by it to visit and inspect any of the Company's properties, including its books (and to make extracts therefrom), and to discuss its affairs, finances and accounts with its officers. Each Investor agrees that it shall keep confidential and not disclose to third parties (except for professional advisors or as may be required by law) any confidential or proprietary information received by it pursuant to this Article VII, so long as such information is not generally available to the public.

     Section 7.04.  Additional Advice.  The Company shall promptly advise each
     ------------   -----------------
Investor which holds at least 25,000 shares of the Preferred Stock (or the number of shares of Common Stock into which such number of shares of Preferred Stock shall have been converted), adjusted appropriately for stock splits, stock dividends, combinations and the like, of the existence of any Condition of Default or a material default in the performance by the Company under any covenant or agreement contained in any other material agreement to which it is party or by which it is bound or the commencement of any litigation in which the amount in controversy exceeds $25,000.

     Section 7.05.  Full Time of Officers.  Except as permitted in writing by
     ------------   ---------------------
the Board of directors of the Company, each of the officers, while an employee of the Company, will devote full time to the business and affairs of the Company consistent with the practice of senior executives in the same industry.

     Section 7.06.  Life Insurance.  The Company shall use its best efforts to
     ------------   --------------
obtain and maintain with financially sound and reputable insurers one year renewable term life insurance on the life of each Officer (provided he or she is insurable) in the amount of $1,000,000, with proceeds payable to the Company. These policies shall be renewed yearly and shall not be cancelable by the Company without the agreement of all the representatives of the Preferred Stock on the Company's board of directors.

     Section 7.07.  Restricted Activities.  The Company will not, without the
     ------------   ---------------------
approval of at least a majority of the directors: (a) issue any capital stock of the Company or any securities convertible into capital stock of the Company or grant any option for the purchase of any such capital stock or securities; (b) hire any corporate officer, any individual with executive responsibilities or any person whose compensation shall be $40,000 or more per annum; (c) change the compensation of any officer or employee earning $40,000 or more per annum; (d) adopt any annual operating or capital budget; (e) enter into any contract involving in any case more than $20,000 or the performance of which is not expected to be completed prior to six months from the date thereof or make any capital expenditure exceeding $20,000; (f) consolidate with or merge into any other entity, or permit any other entity to consolidate with or merge into it;
(g) sell, lease or otherwise dispose of its property as an entirety or substantially as an entirety to any person or entity" (h) enter into any transaction or series of related transactions, including, without limitation, any loans or extensions of credit or royalty agreements with any officer or director of the Company or holder of any class of capital stock of the Company or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more officers, directors or stockholders, and (i) assume the liabilities or guarantee the indebtedness of any person. The Company will: (i) unless otherwise approved by at least a majority of the directors, continue to engage principally in the business in which it is now engaged; (ii) do all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises necessary to conduct its business; (iii) comply with all laws and regulations of the United States or any state or political subdivision thereof, or of any governmental authority which may have jurisdiction over it or its business; (iv) pay all real and personal property taxes, assessments and charges as well as all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against it, or payable by it at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property, (vi) indemnify and hold its officers and directors harmless against any threatened or pending action, suit or proceeding, and against any expenses, judgments, fines and amounts paid or incurred by them in connection therewith to the extent now authorized by the Company's Certificate of Incorporation and By-Laws.

     Section 7.08.  Payment of Directors' Expenses.  The Company shall reimburse
     ------------   ------------------------------
any director for his or her reasonable expenses incurred in attending meetings of the board of directors held outside the Boston, Massachusetts metropolitan area.

ARTICLE VIII.  TRANSFER RESTRICTIONS AND REGISTRATIONS.

     Section 8.01.  Legend.  Unless and until otherwise permitted as hereinafter
     ------------   ------
provided, each certificate for Stock and each certificate issued to any subsequent transferee of any such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state. Such shares may not be offered for sale, sold, transferred, pledged or hypothecated, in the absence of effective registration statements covering such shares under the Act and any applicable state securities laws, unless the holder shall have obtained an opinion of counsel, satisfactory to the corporation, that such registration is not required."

    When (a) any Stock shall have been effectively registered and disposed of in accordance with registrations under the 1933 Act and any applicable state securities laws, or (b) both counsel referred to in Section 8.02 shall have determined that such legends are no longer required in order to insure compliance with applicable federal or state laws, the holders of Stock bearing such restrictive legend shall be entitled to receive from the Company, without expense, a new certificate for such Stock, not bearing such restrictive legend.

    Section 8.02.   Transfer of Stock Where Registration Not Required. Before
    ------------    -------------------------------------------------
transferring any Stock other than pursuant to Rule 144 of the Act, each holder of Stock shall give written notice to the Company of its intention to do so, describing briefly the manner of the disposition to be made thereof. Promptly upon receiving such written notice, the Company shall present copies thereof to its counsel. If the Company so requires, such holder shall furnish the Company with an opinion of Ropes & Gray, or other counsel acceptable to the Company, with respect to the proposed disposition. If in the opinion of counsel for the Company, which opinion shall be rendered as promptly as practicable and in any event not later than 15 days after the later of (a) receipt by the Company of such written notice or (b) such opinion of holder's counsel, the proposed disposition of Stock may be effected without registration or qualification thereof under any federal or state law, the Company, as promptly as practicable, shall notify such holder of such opinion, whereupon such holder shall be entitled to dispose of the Stock in accordance with the terms of the notice delivered by it to the Company. Anything herein to the contrary notwithstanding, provided that the transferee agrees to be bound by the terms of this Agreement, any Investor (such term to include, for purposes of this Article VII, each Series A Investor and each Series B Investor) may transfer any stock without such notice to a partner, retired partner, a stockholder, a subsidiary or a successor of such Investor (or the estate of such partner, retired partner or stockholder), provided, in each case, that such Investor first obtains from Ropes & Gray or other counsel satisfactory to the Company a written opinion that the proposed transfer of the stock may be effected without the registration or qualification thereof under any federal or state law or that any required registration or qualification has been effected.

    Section 8.03.   Required Registration.  If requested by the holders of at
    ------------    ---------------------
least 30% of the Stock to-register such Stock under the 1933 Act, the Company shall promptly give written notice of such request to all registered holders of Stock. Any holder of Stock desiring to have any of its Stock included in such registration shall, within 30 days after its receipt of such notice from the Company, notify the Company of the number of shares of Stock which it desires to have so included. The Company shall, as expeditiously as possible, endeavor in good faith to effect such registration and any required qualification, to give any notification, to obtain any governmental approval and to effect listing with any securities exchange on which the stock of the Company is then listed, which may be required to permit each holder of Stock who has given the Company a timely request or notice pursuant to this Section 8.03 (but, without the consent of all such holders, no other holder of securities of the Company) to dispose of the Stock referred to in such request or notice in the manner specified therein. The Company's obligations pursuant to this Section 8.03 and shall be limited to two such registrations. The Company shall have no obligation to effect any registration pursuant to this Section 8.03 unless the projected aggregate price to the public of the Stock included in such registration is not less than $5,000,000.

    Section 8.04.   Piggy-Back Registration Rights.  If the Company at any time
    ------------    ------------------------------
proposes to register, under The 1933 Act, or qualify any of its Common Stock or securities convertible into Common Stock, other than registrations solely for the purpose of any plan for the acquisition of such shares by employees of the Company or registrations relating to a merger, acquisition or other transactions of the type described in Rule 145 or any comparable rule, on Form S-4 or any similar form (collectively "Excluded Registrations"), it will each such time give written notice to the Officers and Founders and to all registered holders of Stock of its intention to do so. Any holder of Stock desiring to have any of its Stock and any officer or Founder desiring to have any of its Common Stock included in such registration or qualification shall, within 30 days after its receipt of such notice from the Company, notify the Company of the number of shares of Stock or Common Stock, as the case may be, which it desires to have so included and the manner in which it proposes to dispose of such securities. The Company will, at its sole expense, use its best efforts to cause all such Stock or Common Stock, as the case may be, the holders of which shall have requested the registration or qualification thereof, to be registered or qualified to the extent requisite (in the opinion of either of the counsel referred to in Section 8.02) to permit the sale or other disposition thereof in the manner described by such holder; provided, however, that if in connection with any offering by the Company of Common Stock or securities convertible into Common Stock pursuant to a registration under the 1933 Act (which is not an Excluded Registration), the managing underwriter shall limit or eliminate the number of previously-issued shares of the Company's securities which may be included in any such registration statement because, in its judgment, such action is necessary to effect an orderly public distribution, and such limitation is imposed first with respect only to the Common Stock of the officers and Founders and, in the event that the elimination of the Common Stock of the officers and Founders from such registration statement is insufficient, in the judgment of the managing underwriter, to effect an orderly public distribution, thereafter on all other holders of securities which have an incidental or "piggyback" right to be included in the registration statement pro rata in accordance with their respective holdings of such securities, and no outstanding securities are included other than pursuant to such a right, then the Company shall be obligated to include in such registration statement only such limited portion of the Stock which it has been requested hereunder to include.

    In the event that the Company in any registration under this Section 8.04 offers the Investors, officers and Founders the opportunity to sell such of the shares of Stock or Common Stock, in the case of the officers and Founders, which such Investors, Officers and Founders propose to register to underwriters on a "firm commitment" basis (as opposed to a "best efforts" basis), the Investors, Officers and Founders shall, as a condition to their participating in such registration, accept such offer to sell such securities to such underwriters if the manager of the underwriters so requires and shall enter into an agreement with such underwriter containing conventional representations, warranties and indemnity provisions, or, in the alternative, agree not to sell such of the shares of Stock or Common Stock, in the case of the Officer and Founders, pursuant to such registration within such reasonable period (not exceeding 120 days) as may be specified by the manager of the underwriters to enable the underwriters to complete their distributions and establish a satisfactory trading market for the Company's Common Stock. The Investors, Officers and Founders shall comply with such other reasonable requirements as may be imposed by the manager of the underwriters to effect an orderly distribution of shares.

    Should any Investor, Officer or Founder decide not to have any shares of such Stock or Common Stock, as the case may be, of the Company then held by it included in such registration under this Section 8.04 or if some or all of such shares are excluded from registration as provided herein, such Investor, officer or Founder agrees, upon the request of the manager of the underwriters, not to sell any of such Stock or Common Stock, in the case of the Officers, within 90 days after said registration.

    The Company's obligations pursuant to this Section 8.04 to include shares of Stock in registrations under the 1933 Act shall terminate after five such registrations in each of which the Investors have been permitted to include at least 50% of the shares of Stock which the Investors have requested be included; provided, however, and notwithstanding the foregoing, the company's obligations
--------  -------
pursuant to this Section 8.04 towards any Investor, Series A Investor, Series B Investor or Officer holding less than 250,000 shares of capital stock of the Company or any Founder holding less than 125,000 such shares shall terminate after the expiration of five years following the first offering by the Company of Common Stock pursuant to a registration under the 1933 Act (which is not an Excluded Registration).

    Section 8.05.   Registration on Form S-3.  Following the first offering of
    ------------    ------------------------
Common Stock by the Company pursuant to a registration under the 1933 Act, the Company shall use its best efforts to qualify for registration of resales of its Common Stock under the 1933 Act on Form S-3 (or any similar form promulgated by the Securities and Exchange Commission). To that end, the Company shall register (whether or not required by law to do so) its Common Stock under the Securities Exchange Act of 1934 (the "1934 Act") within six months following the effective date of the first registration of any securities of the Company under the 1933 Act. After the Company has qualified for the registration of its Common Stock under the 1933 Act on Form S-3 (or similar form), the Company will, upon written request of any holder or holders of shares of Stock having an aggregate market value of not less than $500,000 to register or qualify such Stock pursuant to this
Section 8.05, promptly give written notice of such request to all registered holders of Stock. Any holder of Stock desiring to have any of his Stock included in such registration or qualification shall, within 30 days after its receipt of such notice from the Company, notify the Company of the number of shares of Stock which it desires to have so included and the manner in which it proposes to dispose of such .Stock. The Company shall, as expeditiously as possible, endeavor in good faith to effect a registration under the 1933 Act on Form S-3 (or similar form) of all Stock referred to in a request or notice timely given to the Company pursuant to this Section 8.05, and to effect any registration or qualification of such Stock under any state law, and any listing of such Stock with any securities exchange on which the Common Stock of the Company is then listed, which may be required to permit the sale or disposition of such Stock in the manner specified in such request or notices. the Company shall not be required to cause a registration statement to become effective pursuant to this
Section 8.05 prior to 180 days following the effective date of the most recent registration by the Company under the 1933 Act.

      Section 8.06. Payment of Expenses.  The Company shall bear the expense
      ------------  -------------------
(excluding underwriting commissions, dealers, fees, brokers' fees and concessions applicable to Stock) of all transfers of Stock pursuant to Section 8.02, two registrations pursuant to Section 8.03, five registrations pursuant to
Section 8.04 and all registrations pursuant to Sections 8.05, including all reasonable expenses of the Investors and fees and disbursements of a single counsel for the Investors. The Company shall also bear such expense (excluding such commissions, fees and concessions) of five registrations of the Common Stock of the officers and Founders pursuant to Section 8.04. The Company shall not be required to undertake any registration in addition to those for which it is to bear the expenses unless and until the Company shall have received assurances satisfactory to it that the holders of the securities to be registered will bear all expenses thereof (including fees and disbursements of counsel).

      Section 8.07. Registrations to be Maintained; only Common Stock to be
      ------------  -------------------------------------------------------
Registered.  The Company shall keep effective and maintain any registration,
----------
qualification, notification or approval specified in Sections 8.03 or 8.04 for such period not exceeding 120 days, and in Section 8.05 for such period not exceeding 180 days, as may be necessary for the holders of Stock to dispose thereof, and from time to time shall amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable law. The Company shall not be required pursuant to any provision of this
Article VIII to register or qualify any securities other than the Common Stock of the Company, and the Company may require as a condition of any such registration or qualification that any Stock to be included in such registration or qualification other than Common Stock be converted to Common Stock no later than the effective date of any registration or qualification effected pursuant to this Article VIII.

    Section 8.08.   Indemnification.  The Company hereby agrees to indemnify
    ------------    ---------------
each holder of Stock and each person, if any, who controls any such holder within the meaning of applicable federal and state securities laws (the "Applicable Securities Laws") against all losses, claims, damages, liabilities and expenses (under the Applicable Securities Laws, or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein complete or not misleading except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or omission contained in information furnished in writing to the Company by such holder or by any underwriter through which any offering is made pursuant to any registration statement provided for under this Article VIII, expressly for use therein. If the offering pursuant to any registration statement provided for under this Article VIII is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters and each person who controls such underwriters within the meaning of the Applicable Securities Laws to the same extent as hereinabove provided with respect to the indemnification of the holders of Stock, provided that such underwriters shall to the same extent indemnify the Company and each holder of Stock included in such offering in connection with information furnished by such underwriters expressly for use in the related registration statement. In connection with any registration statement in which a holder of Stock is participating, each such holder will furnish to the Company in writing such information as shall reasonably be requested by the Company for use in any such registration statement or prospectus and will indemnify the Company, its directors and officers, each person, if any, who controls the Company within the meaning of the Applicable Securities Laws, such underwriters and each person who controls such underwriters within the meaning of the Applicable Securities Laws, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus and necessary to make the statements therein complete or not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished in writing by such holder expressly for use therein.

    Section 8.09.   Rule 144 Requirements.  Within six months following the
    ------------    ---------------------
first offering of Common Stock by the Company pursuant to a registration under the 1933 Act, the Company shall become and shall thereafter remain subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934. At all times when the Company is subject to such reporting requirements, the Company shall file with the Securities and Exchange Commission such information as the Commission may require under either of said Sections, and shall take all action as may be required as a condition to the availability of Rule 144 under the 1933 Act (or any successor exemptive rule hereinafter in effect) for sales of the Stock. The

Company shall furnish to any holder of the Stock, upon request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144.

    Section 8.10.   Action Under State Laws.  The Company shall use its best
    ------------    -----------------------
efforts to register or qualify the securities covered by a-registration statement which includes Stock under. the securities or blue sky laws of such jurisdictions as each selling holder of Stock shall reasonably request, and do any and all other acts and things as may be necessary or advisable to enable such holder to consummate the disposition of the securities in such jurisdiction, but in no event shall the provisions of this Article VIII be deemed to require the Company to register or qualify as a foreign corporation or as a broker or dealer or to subject itself generally to service of process in any jurisdiction.

ARTICLE IX.  NEW ISSUANCE OF STOCK OR RIGHTS.

    Section 9.01.   First Refusal Rights.  If at any time prior to the first
    ------------    --------------------
registration of the Common Stock under the 1933 Act, the Company proposes to issue (except in a transaction described in Section 9.03), any Common Stock or any security convertible into or having rights to purchase Common Stock, the Company shall first offer in writing to sell to each of the Investors (such term to include, for purposes of this Article IX, the Series A Investors and the Series B Investors) a fraction thereof of which the numerator shall be the number of shares of Stock then held by such Investor and the denominator shall be the total number of shares of Common Stock then outstanding, assuming in each case full conversion of all outstanding Preferred Stock. Such offer shall describe such securities and specify the quantity, the price and the payment terms. If within 30 days after receipt of such offer the Investor receiving such written offer accepts the same in writing as to the portion referred to above or any lesser amount, then the Company shall sell such portion of such securities, or such lesser amount as such Investor may specify, to such Investor upon the terms specified. Unless waived by the holders of not less than 75% of the total number of shares of Stock then outstanding, each Investor shall have a right of overallotment such that any shares of Common Stock or securities convertible into Common Stock not purchased by any holder of preemptive rights shall be reoffered to others having such rights and desiring to purchase additional shares of Common Stock or securities convertible into Common Stock.

    Section 9.02.   Sale to Third Party. The Company shall be free to sell
    ------------    -------------------
at any time prior to 90 days after the date an offer pursuant to Section 9.01 was made or 60 days after the date such offer was rejected, whichever is earlier, the quantity of such securities not agreed by the Investors to be purchased by them (or all such securities in the event such offer is rejected or is not accepted within 30 days after it has been made by the Company), but neither more nor fewer, at a price no less favorable to the Company than that specified in such offer and on payment terms no less favorable to the Company than those specified in such offer. However, if such sale is not consummated within the time specified in the preceding sentence, the Company shall not sell such securities without again complying with Section 9.01.

    Section 9.03.   Excluded Transactions.  The following transactions shall
    ------------    ---------------------
be excluded from the restrictions of this Article IX:

    (a) any issuance to an employee, director, or consultant of Common Stock or rights to purchase Common Stock up to an aggregate of 1,060,150 shares of Common Stock for hi-s own investment and as part of a bona fide compensation plan or arrangement, or in connection with the inducement of employees to become or remain employed by the Company pursuant to the approval of the board of directors of the Company or a compensation committee appointed by such board;

    (b) any issuance of securities to all holders of the Company's Preferred Stock and Common Stock, pro rata;

    (c) any issuance of securities upon the exercise of any right which was not itself issued in violation of the terms of this Article IX; and

    (d)  any issuance of Common Stock on conversion of the Preferred Stock.

    Section 9.04.   Waiver of First Refusal Right.  The Series A Investors and
    ------------    -----------------------------
Series B Investors hereby waive all first refusal rights and rights of overallotment under Article IX of the Series B Agreement with respect to (i) the offer and sale of the Series C Preferred Stock and the Warrants hereunder, (ii) the offer and sale of the Notes and Bridge warrants and (iii) the issuance of Common Stock upon the exercise of the Warrants and the Bridge Warrants.

ARTICLE X. TERMINATION OF TRUST AGREEMENT AND TRUST OPTION AGREEMENT

    Section 10.01.  Termination of Trust Agreement and Trust Option Agreement.
    -------------   ---------------------------------------------------------
The Company, the Series A Investors, the Series B Investors and Joshua Bekenstein as. trustee of the trust created by the Trust Agreement dated March 18, 1987, and amended as of October 12, 1988, between the Company as settlor and Mr. Bekenstein as trustee, agree that such Trust Agreement and the Trust Option Agreement dated March 18, 1987, and amended as of October 12, 1988 among Mr. Bekenstein as trustee of such trust, the Series A Investors and the Series B Investors, are hereby terminated and shall hereafter be of no further force and effect.

ARTICLE XI. MISCELLANEOUS.

    Section 11.01.  Notices.  All notices to a party hereunder shall be deemed
    -------------   -------
to have been adequately given if delivered in person or mailed, certified mail, return receipt requested, to such party at its address set forth below (or such other address as it may from time to time designate in writing to the other parties hereto).

    The Company:        Bright Horizons Children's Centers, Inc.

                        One Kendall Square
                        Building 600
                        Cambridge, MA 02139

    The officers or
    the Founders:       To each of their respective addresses set forth below
                        their signatures

    With a Copy to:     Andrew E. Taylor, Jr., Esquire
                        Testa, Hurwitz & Thibeault
                        Exchange Place
                        53 State Street
                        Boston, Massachusetts 02109

    The Investors:      To each of their respective addresses set forth in
                        Exhibit 3.01 hereto
                        -------

    with a Copy to:     Keith F. Higgins, Esquire
                        Ropes & Gray
                        One International Place
                        Boston, Massachusetts 02110

    Section 11.02.  No Waiver; Amendments.  No failure to exercise and no delay
    -------------   ---------------------
in exercising, on the part of any Investor, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. Any term, covenant, agreement or condition of this Agreement may be amended (a) prior to the Closing, only by a writing signed by the Company and each of the Investors, Founders and Officers and (b) after the Closing, only by a writing signed by (i) the Company and (ii) the holders of not less than 75% of the aggregate outstanding shares of Stock. No amendment shall be made to this Section 11.02 without the written consent of the holders of all of the Stock at the time outstanding and no amendment to clause
(ii) of the preceding sentence shall be made without the written consent of the holders of all of the Stock at the time outstanding and the written consent of each Founder and Officer. Notwithstanding the foregoing, any amendment affecting the rights of any series of Preferred Stock in a manner different from those of any other series of Preferred Stock shall only be effective with the written consent of the holders of 75% of the aggregate outstanding shares of such series of Preferred Stock whose rights are so adversely affected. No waiver of any term or provision hereof shall be effective unless made in the same manner as an amendment of such term or provision. For purposes of this Section 11.02, each share of Common Stock shall count as one share and each share of Preferred Stock shall count as the number of shares of Common Stock into which it is then convertible.

    Section 11.03.  Survival of Agreements, etc.  All agreements,
    -------------   ---------------------------
representations and warranties contained herein or made in writing by or on behalf of the Company or any Founder or Officer in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the Closing pursuant to Article V, and any investigation at any time made by or on behalf of any Investor. All statements contained in any certificate or other instrument delivered after the Closing by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Company. All agreements of the Company shall terminate as to any Investor, Series A Investor or Series B Investor when such Investor, Series A Investor, or Series B Investor shall no longer own any shares of Stock of the Company.

    Section 11.04.  Construction.  This Agreement shall be 1) governed by and
    -------------   ------------
construed in accordance with the laws of the Commonwealth of Massachusetts. The descriptive headings of the several Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

    Section 11.05.  Binding Effect and Benefits.  This Agreement shall be
    -------------   ---------------------------
binding upon and shall inure to the benefit of the parties and their respective heirs, successors and assigns, including assignees of the Stock, but, after the closing of an initial public offering of the Common Stock registered under the 1933 Act, not any holder thereof in whose hands the Stock is not a restricted security as defined in Rule 144 under the 1933 Act. Subject to the last clause of the immediately preceding sentence, it is expressly contemplated that, without limiting the general right of any investor to assign its rights herein, all of the rights and obligations of a holder of Stock set forth in Article VIII hereof shall devolve upon any subsequent holder of Stock originally issued to an Investor without specified assignment and assumption thereof.

    Section 11.06.  Counterparts.  This Agreement may be executed in any
    -------------   ------------
number of counterparts, and by the different parties on separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all the counterparts shall together constitute one and the same instrument.

    Section 11.07.  Severability of Provisions.  Any provision of this Agreement
    -------------   --------------------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

    Section 11.08.  Prior Agreement.  The Company, the Founders, the Officers,
    -------------   ---------------
the Series A Investors and the Series B Investors agree that Articles VII, VIII and IX of the Series B Purchase Agreement shall terminate at the Closing, and further agree that, to the extent provided herein, they shall in lieu thereof be entitled to the benefits of, and be bound by, the provisions of Articles VII, VIII and IX hereof.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                              COMPANY:


                                  BRIGHT HORIZONS CHILDREN'S
                                   CENTERS, INC.


                                  By
                                    ----------------------------------
                                                          (Title)


                              FOUNDERS:


                                  ------------------------------------
                                  John M. Reynolds


                                  ------------------------------------
                                  Anne Whitman


                                  ------------------------------------
                                  Douglas Wooden



                              OFFICERS:


                                  ------------------------------------
                                  Roger H. Brown

                                INVESTORS:

                                     BAIN CAPITAL FUND LIMITED
                                      PARTNERSHIP

                                     By Bain Capital Partners, General Partner


                                          By__________________________________
                                            Joshua Bekenstein,
                                             General Partner

                                     BAIN CAPITAL FUND LIMITED
                                      PARTNERSHIP - II

                                     By Bain Capital Partners, General Partner


                                          By__________________________________
                                            Joshua Bekenstein,
                                             General Partner

                                     WILLIAM BLAIR VENTURE
                                      PARTNERS III

                                     By   William Blair Venture Management


                                          By__________________________________
                                            Gregg S. Newmark,
                                             General Partner

                                     NORWEST EQUITY PARTNERS IV,
                                     A Minnesota Limited Partnership

                                     By  Itasca Partners, General Partner


                                     By_______________________________________
                                       Ernest Parizeau, General Partner

                                  REYNOLDS REVOCABLE TRUST OF
                                   JULY 1, 1983


                                  By
                                    ------------------------------------------
                                    John M. Reynolds, Co-Trustee

                                  FAMILY VENTURES III


                                  By
                                    ------------------------------------------
                                    Jacob F. Brown, II, General Partner

                                  FAMILY VENTURES IV


                                  By
                                    ------------------------------------------
                                    Jacob F. Brown, II, General Partner


                                  --------------------------------------------
                                  Joshua Bekenstein


                                  --------------------------------------------
                                  Adam Kirsch


                                  --------------------------------------------
                                  Geoffrey S. Rehnert


                                  --------------------------------------------
                                  W. Mitt Romney


                                  --------------------------------------------

                                  Robert F. White

                                  SERIES A INVESTORS (for purposes of
                                        Articles VII, VIII, IX and X only)


                                  BRIMSTONE ISLAND COMPANY L.P.


                                  By
                                    ------------------------------------------
                                                               (Title)

                                  CARDWELL CHILDREN'S TRUST
                                   DATED JUNE 1, 1987


                                  By
                                    ------------------------------------------
                                                                   (Title)


                                  --------------------------------------------
                                  Paul Bancroft III


                                  --------------------------------------------
                                  Robert H. Buescher


                                  --------------------------------------------
                                  William T. Burgin


                                  --------------------------------------------
                                  Christopher F. O. Gabrieli

                                  --------------------------------------------
                                  R. Daniel Saxe, Jr.

                              SERIES B INVESTORS (for purposes of Articles VII, VIII, IX and X only)

                                  BESSEMER VENTURE PARTNERS II
                                   L.P.

                                  By Deer II & Co., General Partner


                                        By
                                          -----------------------------
                                           General Partner

                                  BRIGHT HORIZONS ASSOCIATES


                                  By
                                    -------------------------------------
                                    John M. Reynolds, General Partner

                                  --------------------------------------------
                                  Robert Avinger


                                  --------------------------------------------
                                  Neill H. Brownstein


                                  --------------------------------------------
                                  Robert H. Buescher


                                  --------------------------------------------
                                  James H. Furneaux


                                  --------------------------------------------
                                  John I. Wechsler


                                  TRUSTEE: (for purposes of Article X only)


                                  --------------------------------------------
                                  Joshua Bekenstein, Trustee, Trust Agreement dated as of March 18, 1987 and amended as of October 12, 1988 between the Company and the Trustee